As filed with the Securities and Exchange Commission on March 6,
1996


                   Registration No. 33-
63121




                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                              POST-EFFECTIVE
                              AMENDMENT NO. 1
                                    TO
                                 FORM SB-2
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                  ARROW-MAGNOLIA INTERNATIONAL,
INC.
              (Name of small business issuer in its charter)

Texas                  5169                         75-0408335
(State or other jurisdic-                 (Primary Standard

(I.R.S. Employer
 tion of incorporation                     Industrial Classi-

Identification
 or organization)        fication Code No.)
   No.)

                             2646 Rodney Lane
                            Dallas, Texas 75229
                              (214) 247-7111
       (Address and telephone number of principal executive offices)

                             2646 Rodney Lane
                            Dallas, Texas 75229
                              (214) 247-7111
                 (Address of principal place of business)

                               MORRIS SHWIFF
                                 President
                             2646 Rodney Lane
                            Dallas, Texas 75229
                              (214) 247-7111
         (Name, address and telephone number of agent for service)

                                Copies to:

                           CHRISTOPHER M. HEWITT
                           Hewitt & Hewitt, P.C.
                        3100 Monticello, Suite 770
                            Dallas, Texas 75205
                              (214) 520-9399

      This Post-Effective Amendment No. 1 is being filed pursuant to the undertaking made under Item 512(a)(3) of Regulation S-B to remove from registration securities which remained unsold at the termination of the offering. A total of 125,000 shares was registered, of which 25,000 were to be offered for the account of a warrant holder. Of the remaining 100,000 shares which were registered for issuance by the Company, a total of 57,600 were actually issued and sold by the Company, which has now terminated its offering. Therefore, an aggregate of 42,400 shares registered for sale by the Company are hereby removed from registration.

                         SIGNATURES

     In accordance with to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 5th day of March, 1996.

                         ARROW-MAGNOLIA INTERNATIONAL, INC.




                         By: /s/ Morris Shwiff

                             Morris Shwiff, President

     In accordance to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                     Title               Date



/s/ Morris Shwiff          President, Chief
Morris Shwiff              Executive Officer,
                           and Director
                           (Principal
                           Executive Officer)

/s/ Mark I. Kenner         Vice President         March 5,
Mark I. Kenner                                    1996



/s/ Fred Kenner           Vice President
Fred Kenner